Quarterly Stockholder Update by Murphy Oil Corporation
This letter serves as a supplement to our earnings release for the second quarter of 2026. Please see the information regarding forward-looking statements and non-GAAP financial information1 included at the end of this letter. Unless otherwise noted, the financial and operating highlights and metrics discussed in this letter exclude noncontrolling interest (NCI)2.
HOUSTON, Texas, August 5, 2026
Murphy Oil Corporation Stockholders,
The second quarter of 2026 demonstrated Murphy's capabilities across all three pillars of our strategy: Explore, Develop, Deliver. The highlight of the quarter was our Bubale-1X discovery offshore Côte d'Ivoire, where we encountered 100 feet of net oil pay across two reservoirs. Exploration success demands discipline and patience, and I am proud of our team's technical excellence and rigorous execution in delivering this significant result.
Beyond exploration, we completed the Hai Su Vang (Golden Sea Lion) appraisal program and advanced the Lac Da Vang (Golden Camel) field development in Vietnam. Our Chinook #8 development well in the Gulf of America also remains on track, with both Lac Da Vang and Chinook #8 expected to come online in the fourth quarter of 2026. These milestones, combined with strong performance across our base portfolio, supported another quarter of solid execution and delivery.
As we continue to execute our strategy, exploration success is expanding our opportunity set, accelerated development is converting those opportunities into value, and our base assets are delivering the cash flow to fund and support growth. I will cover each of these elements in the following pages, starting with our exploration and appraisal results and how those results are reshaping our capital plan.

EXPLORATION AND APPRAISAL UPDATE
The Bubale-1X discovery in Côte d'Ivoire reflects Murphy's potential to create value in underexplored offshore basins. The pay encountered spans the Turonian and Cenomanian reservoirs, with preliminary results indicating high-quality light oil. Encouraged by these initial results, we are moving forward with an appraisal program to better understand the discovery's size, quality and potential. We expect the Bubale appraisal program to include up to five wells over the next 18 to 24 months, with the first appraisal well already underway.
In Vietnam, the completion of our Hai Su Vang appraisal program provided valuable insight into reservoir continuity and recoverable resource potential. While findings from the Hai Su Vang-2X appraisal well were highly favorable, results from the subsequent two appraisal wells were mixed: Hai Su Vang-3X encountered hydrocarbons while Hai Su Vang-4X did not and was expensed as a dry hole. Incorporating these results, our updated assessment now places total gross recoverable resources between 200 to 300 million barrels of oil equivalent (BOE). While this outcome is below our earlier expectations, our appraisal program did exactly what it was meant to do — reduce uncertainty and help define the most economic path forward. This is how we protect our capital: test and refine estimates at a low cost, then commit significant investment only when the value is clear. Hai Su Vang remains an attractive opportunity and will serve as a hub for future exploration prospects in the basin. Located in just 150 feet of water, this discovery is particularly exciting because shallow-water depths mean lower development costs, simpler logistics, and a faster path to production compared to deepwater projects. Our focus now is advancing the program into its development phase, with a targeted final investment decision by the fourth quarter of 2027.
Looking ahead, our international exploration program is advancing on multiple fronts. In Vietnam, we spud the Lac Da Trang (White Camel) North-1X exploration well in July. Additionally, in the second quarter, we advanced key agreements for exploration blocks in Cameroon and submitted an application for offshore blocks in Mauritania, initiating discussions with the government. We anticipate finalizing the contracts in both countries in the second half of the year.

CAPITAL EXPENDITURES
CAPEX during the second quarter was $476 million, $86 million above our guidance midpoint of $390 million, driven by the increased spend at Bubale-1X for logging and evaluation.
As we noted in our first quarter update, we were preserving investment optionality pending the results from our exploration and appraisal program. With these results now in hand, we expect full-year 2026 capital expenditures to increase from a midpoint of $1.25 billion to $1.55 billion. This new outlook reflects an expanded opportunity set, not a change in our disciplined approach to capital allocation. There are three primary drivers of this increase:
First, we are allocating approximately $190 million for our Bubale discovery. This includes an incremental $100 million incurred for the Bubale-1X discovery well, and an additional $90 million for the Bubale West-1X appraisal well planned for the second half of 2026. Given the potential scale of the discovery, we see the appraisal work as a compelling use of capital to further define the resource and support future development decisions.
Second, to support the next phase of our organic growth in Côte d'Ivoire and Vietnam, we are choosing to accelerate activity in the Eagle Ford Shale with an additional $70 million investment. This asset's strong returns and capital efficiency make it an ideal source of near-term oil production and cash flow. Approximately $50 million of additional spend relates to our operated program, which will add approximately 5 MBOEPD of production in 2027. The remaining $20 million reflects our participation in incremental non-operated activity based on attractive economics and returns. Looking beyond 2026, we plan to increasingly lean on our Eagle Ford Shale business to fund our offshore growth, which is exactly the role we have long envisioned for this asset — a flexible, high-return resource capable of supporting opportunities across our portfolio.
Third, we expect approximately $40 million of additional capital related to higher than anticipated costs associated with the Chinook #8 drilling. With drilling now complete, the well remains on track to come online as a strong Gulf of America producer in the fourth quarter of 2026.
We recognize that you, our investors, often evaluate capital spending through the lens of capital discipline. Disciplined capital allocation is central to how we run our business, and every dollar of additional spend this year is directed toward projects we believe will materially enhance future production, reserves, cash flow, and ultimately, shareholder value. It is also noteworthy that our unhedged position allows us to fully capture the benefit of recent higher oil prices, providing additional cash flow to support these investments while maintaining a strong balance sheet.
SECOND QUARTER 2026 SUMMARY
Production - Murphy delivered second quarter production of 169,000 barrels of oil equivalent per day (BOEPD), at the high end of our guidance range. Average oil production of 85,300 barrels of oil per day (BOPD) was in line with guidance. Overall, production outperformance was primarily driven by lower royalty rates and continued strong well performance at Tupper Montney. We remain on track to meet our full year production guidance midpoint of 171,000 BOEPD.
Prices - We realized $99.14 per barrel of oil this quarter. This marks our highest realized oil price since 2022, reflecting a 37 percent quarter-over-quarter increase driven by recent geopolitical events. Gas prices dipped seasonally this quarter, with gas price realization of $1.76 per thousand cubic feet (MCF).
Lease Operating Expense (LOE) - LOE averaged $8.83 per BOE in the second quarter, reflecting continued cost discipline across our portfolio. Consistent with our prior guidance, we expect full year LOE to be within our stated range of $10 to $12 per BOE given increased maintenance and workover activity in the second half of 2026.
Financial Metrics - Supported by stronger commodity prices and continued operational excellence, Murphy generated $110 million of free cash flow during the second quarter. Net income in the quarter was $232 million, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)1 was $593 million, and operating cash flow excluding working capital adjustments was $588 million.
OPERATIONAL UPDATE
Our producing assets continued to deliver reliably and efficiently, demonstrating the consistent execution that underpins Murphy's performance.
In the Eagle Ford Shale, we had another great quarter, with six new wells online in Catarina. Notably, five of the six wells surpassed 20,000 feet of completed lateral length, an achievement reached by only 22 other Eagle Ford wells across all operators. These longer laterals are driving stronger well performance and exemplify continuous operational improvement across our business.
In onshore Canada, we brought online four Kaybob Duvernay wells during the second quarter and eight Tupper Montney wells subsequent to quarter end. The new wells are producing as expected and the Tupper West plant is now at full capacity, a milestone achieved with 20 percent fewer wells as compared to 2025.
In the Gulf of America, we completed drilling operations at Chinook #8 and have begun completion activities. Operations are on track, and we expect this high-impact well to come online in the fourth quarter. Following Chinook #8, we will shift our Gulf of America focus to proactive workover and intervention activity to enhance production across the basin, with Samurai #4 well as a key priority. This decision is designed to unlock additional production potential and further optimize field performance, while still maintaining LOE within our stated range.
At our Lac Da Vang development project in Vietnam, we reached two key milestones during the second quarter: completion of the pipeline work and the launch of the FSO (Floating Storage and Offloading vessel). Subsequent to the quarter, we completed the topsides installation and mobilized the FSO to location. Installing the platform topsides just 22 months after first steel cut demonstrates Murphy's ability to execute efficiently, and the FSO's arrival in Vietnam marks another significant milestone. Drilling and completions operations on the first set of wells are ongoing, and the project remains on track to deliver first oil in the fourth quarter of this year.
FINANCIAL PERFORMANCE, SHAREHOLDER RETURNS AND BALANCE SHEET
We believe Murphy's balance sheet remains one of our greatest strategic advantages, built through years of intentional capital discipline and a focus on balance sheet strength. That preparation puts us in a strong position to lean into the opportunities now in front of us. At quarter end, total debt was $1.55 billion, with net debt of approximately $1.07 billion. Cash and cash equivalents totaled approximately $484 million, and we had no outstanding borrowings under our revolving credit facility.
In the second quarter, we returned $50 million to shareholders through our ongoing dividend program, and had $550 million remaining under our board-authorized share repurchase program.

Our capital allocation plan remains unchanged with clear priorities: invest in high-return projects that create long-term value, return at least 50 percent of adjusted free cash flow to shareholders, and maintain a strong balance sheet. As the year progresses, we will continue to assess market conditions, commodity prices, and portfolio needs to determine the appropriate balance between reinvestment, net debt reduction and share buybacks.
CLOSING
Murphy enters the second half of 2026 with a growing exploration pipeline and multiple pathways to long-term shareholder value creation. Bubale-1X has broadened our opportunity set, Hai Su Vang has progressed from appraisal to development planning, and Lac Da Vang is nearing first oil. The breadth of our portfolio creates optionality, allowing us to prioritize the highest-value opportunities and maximize shareholder returns.
I fully appreciate the discipline and work required to realize the value of these opportunities; exploration can be humbling, development is rarely straightforward and markets are often unpredictable. Yet the capabilities that have long differentiated Murphy—our technical expertise, development execution, and disciplined capital allocation—give me confidence that we can realize the full value of our expanding portfolio.
I am energized by the opportunities ahead for Murphy and grateful for your continued trust as we pursue them.
Eric M. Hambly
President and Chief Executive Officer

CONFERENCE CALL AND WEBCAST SCHEDULED FOR AUGUST 6, 2026
Murphy will host a conference call to discuss second quarter 2026 financial and operating results on Thursday, August 6, 2026, at 9:00 a.m. ET. The call can be accessed either via the Internet through the events calendar on the Murphy Oil Corporation Investor Relations website at http://ir.murphyoilcorp.com or via telephone by dialing toll free 833-461-5787, conference ID 127579651. For additional information, please refer to the Second Quarter 2026 Earnings Presentation available under the News and Events section of the Investor Relations website.
FORWARD-LOOKING STATEMENTS
This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the Company’s future operating results or activities and returns or the Company's ability and intent to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other environmental, social and governance matters, make capital expenditures, pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and natural gas industry, including supply and demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns (including the current conflict in Iran); increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or markets of health pandemics and related government responses; natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; cyber attacks and other cybersecurity risks; any failure to obtain necessary regulatory approvals; the impact of current and future laws, rulings and governmental regulations; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general, including inflation, trade policies, tariffs and other trade restrictions. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the Company; therefore, we encourage investors, the media, business partners and others interested in the Company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this letter. Each forward-looking statement contained in this letter speaks only as of the date of this letter. Except as required by applicable law, Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
1 This letter contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with US generally accepted accounting principles (GAAP) and should therefore be considered only as supplemental to such GAAP financial measures. Please see Exhibit 99.1 on Form 8-K filed on August 5, 2026, for reconciliations of the differences between the non-GAAP financial measures used in this letter and the most directly comparable GAAP financial measures.
2 In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this letter exclude the NCI, thereby representing only the amounts attributable to Murphy.

Investor Contacts:
InvestorRelations@murphyoilcorp.com
Atif Riaz, 281-675-9358
Beth Heller, 281-675-9363